Exhibit (h)(2)


                                    FORM OF
                               SELLING AGREEMENT


Asset Alliance Investment Services, Inc.
c/o Bruce H. Lipnick
800 Third Avenue
New York, New York 10022


Ladies and Gentlemen:

We desire to enter into an Agreement with you for the sale of common shares of beneficial interest of BTOP50 CTA Index Fund (the "Fund") that are now or hereafter available for sale to our customers. You are the principal underwriter (as such term is defined in the Investment Company Act of 1940 (the "1940 Act")) for the initial offering of common shares of the Fund and for the continuous distribution of such common shares pursuant to the terms of the Distribution Agreement between you and the Fund.

As used herein, the term "Prospectus" shall mean the prospectuses and, unless the context otherwise requires, related statement(s) of additional information (each a "Statement of Additional Information") incorporated therein by reference, as the same are amended and supplemented from time to time, of the Fund. As used herein unless otherwise indicated, the term "Preliminary Prospectus" means any preliminary prospectus and any preliminary Statement of Additional Information included at any time as a part of the registration statement for the Fund prior to the effective date thereof and that is authorized by you for use in connection with the offering of shares. As used herein, the term "shares" means common shares of beneficial interest of the Fund.

In consideration of the mutual covenants contained herein, it is hereby agreed that our respective rights and obligations shall be as follows:

     1. Customers of ours who purchase shares are for all purposes our customers and not customers of the Fund. We shall be responsible for opening, approving and monitoring customer accounts and for the review and supervision of these accounts, all in accordance with the rules of the Securities and Exchange Commission (the "SEC") and National Association of Securities Dealers, Inc. (the "NASD"). In no transaction involving shares shall we have any authority to act as agent for the Fund or for you.

     2. (a) All orders for the purchase of shares of the Fund during its initial offering period (the "Initial Offering Period") shall be executed at the initial public offering price per share set forth in the Prospectus of the Fund. All orders for the purchase of shares of the Fund during any subsequent continuous or separate offering period (the "Continuing Offering Period") shall be executed at the then current public offering price per share. All orders for the repurchase of shares of the Fund shall be executed at the net asset value per share for such class reduced by any applicable contingent deferred sales charge as set forth below and in the Prospectus of the Fund.

          (b) We expressly acknowledge and understand that shares of the Fund will not be repurchased by the Fund (other than through repurchases or tender offers from time to time, if any) or by you and that no secondary market for the shares of the Fund exists currently or is expected to develop. We also expressly acknowledge and agree that, in the event our customer cancels their order for such shares after confirmation, such shares may not be repurchased, remarketed or otherwise disposed of by or through you. ANY REPRESENTATION AS TO A REPURCHASE OR A TENDER OFFER BY THE FUND, OTHER THAN THAT WHICH IS SET FORTH IN ITS THEN CURRENT PROSPECTUS OR REPURCHASE INFORMATION PUBLISHED BY THE FUND, IS EXPRESSLY PROHIBITED.

          (c) The minimum initial and subsequent purchase orders and investor suitability standards shall be as set forth in the Prospectus of the Fund. The Fund reserves the right to reject any purchase order. Shares may be transferred only in such minimum amounts and to persons meeting such suitability standards as shall be set forth in the Prospectus of the Fund. The Fund reserves the right, at its discretion and without notice, to suspend the sale of shares or withdraw entirely the sale of its shares.

          (d) If the Fund obtains the exemptive relief in has requested from the SEC, a customer of ours who sells shares back to the Fund during the first twelve months after purchase will be subject to a contingent deferred sales charge equal to the portion of the payment made by you on such shares for which you have not yet been reimbursed by the Fund. You shall be responsible for informing us if such exemptive relief is granted, and we shall be responsible for collecting the contingent deferred sales charge from our customers and paying such charge to you.

     3. In ordering shares of the Fund, we shall rely solely and conclusively on the representations contained in the Prospectus (or Preliminary Prospectus during any Initial Offering Period) of the Fund. We agree that we shall not offer or sell shares of the Fund except in compliance with all applicable federal and state securities laws and the rules and regulations of applicable regulatory agencies or authorities. In connection with offers to sell and sales of shares of the Fund, we agree to deliver or cause to be delivered to each person to whom any such offer or sale is made, a copy of the Prospectus (or Preliminary Prospectus during any Initial Offering Period) and, upon request, the Statement of Additional Information (or preliminary Statement of Additional Information during any Initial Offering Period) of the Fund and unless otherwise agreed, we shall promptly confirm in writing all share transactions of our customers. You agree to supply us with copies of the Prospectus (or Preliminary Prospectus during any Initial Offering Period), Statement of Additional Information (or preliminary Statement of Additional Information during any Initial Offering Period), annual and interim reports, proxy solicitation materials, tender offer materials and any such other information and materials relating to the Fund in reasonable quantities upon request.

     4. The Fund has filed with the SEC a Registration Statement (the "Registration Statement") on Form N-2. The date on which the Registration Statement is declared effective by the SEC is referred to herein as the "Effective Date." We expressly acknowledge and understand that:

          (a) Shares of the Fund may not be sold, nor may offers to buy be accepted, (i) prior to the Effective Date of the Registration Statement or (ii) at any time, in any state in which such offer or sale would be unlawful prior to registration or qualification under the securities laws of such state.

          (b) The Fund's Preliminary Prospectus, together with any sales material distributed for use in connection with the offering of shares of the Fund, does not constitute an offer to sell or the solicitation of an offer to buy shares of the Fund and is subject to completion and modification by the definitive Prospectus.

          (c) In the event that we transmit indications of interest to you for accumulation prior to the Effective Date, we will be responsible for confirming such indications of interest with our customers in writing following the Effective Date. Indications of interest with respect to shares transmitted to you prior to the Effective Date are subject to acceptance or rejection by you in your sole discretion and are conditioned upon the occurrence of (i) the Effective Date and/or (ii) the registration or qualification of the respective class of shares in the respective state.

          (d) Indications of interest with respect to shares not cancelled by us prior to or on the later of (i) the Effective Date and/or (ii) the registration or qualification of the respective class of shares in the respective state, and accepted by you will be deemed by you to be orders for shares.

          (e) We agree that with respect to orders for shares, we will transmit such orders received during the Initial Offering Period to you within the time period as specified in the Preliminary Prospectus of the Fund. We also agree to transmit any customer order received during the Continuous Offering Period to you prior to the seventh to the last business day of each month and we acknowledge that such order shall be accepted only on the last business day of each month during the continuous offering, and will not be accepted unless you have cleared funds available at least three business days prior to the last business day of each month as set forth in the Fund's Prospectus. There is no assurance that the Fund will engage in a continuous offering of shares.

          (f) We agree to use our reasonable best efforts to transmit repurchase requests from our customers to the Fund or its escrow agent by the applicable repurchase request deadline.

          (g) All indications of interest and orders transmitted to you are subject to the terms and conditions of the Fund's Prospectus and this Agreement and are subject to acceptance or rejection by you in your sole discretion.

     5. We shall not make any representations concerning the Fund shares other than those contained in the Prospectus of the Fund or in any promotional materials or sales literature furnished to us by you or the Fund. We shall not furnish or cause to be furnished to any person or display or publish any information or materials relating to the Fund (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, repurchase notices, statements, posters, signs or other similar materials), except such information and materials as may be furnished to us by you or the Fund, and such other information and materials as may be approved in writing by you.

     6. In determining the amount of any sales commission, if any, payable to us hereunder, you reserve the right to exclude any sales which you reasonably determine are not made in accordance with the terms of the Fund Prospectus and the provisions of this Agreement. Unless at the time of transmitting an order we advise you or the relevant transfer agent to the contrary, the shares ordered will be deemed to be the total holdings of the specified investor.

     7. (a) In accordance with the terms of the Prospectus of the Fund, a reduced distribution fee may be available to customers that purchase Class B, Class C or Class D shares of the Fund sold at the then current public offering price per share and that a reduced service fee may be applicable to customers holding shares of such Classes.

          (b) We acknowledge that certain classes of investors may be entitled to purchase Class E shares of the Fund without a distribution or service fee as from time to time provided in the Fund Prospectus.

          (c) We agree to advise you promptly as to the amount of any and all sales of shares by us qualifying for a reduced service fee.

          (d) We agree to advise you promptly as to the point in time at which any shares held by any of our customers are to be converted into shares of another Class and to hold you harmless from any failure to so advise you.

     8. In accordance with the terms of the Prospectus of the Fund, reductions in the contingent deferred sales charge may be applicable to Class B, Class C and Class D shares and elimination of such charge may be applicable to Class E shares. We agree to advise you promptly as to any such shares owned by our customers that qualify for such reduction or eliminations.

     9. The procedures relating to orders and the handling thereof will be subject to the terms of the Prospectus of the Fund and instructions received by us from you or the Escrow Agent from time to time. No conditional orders will be accepted. We agree that purchase orders placed by us will be made only for the purpose of covering purchase orders already received from our customers or for our own investment.

          Further, we shall place purchase orders from customers with the Fund immediately and shall not withhold the placement of such orders so as to profit ourselves; provided, however, that the foregoing shall not prevent the purchase of shares of the Fund by us for our own bona fide investment. We agree that: (a) we shall not effect any transactions (including, without limitation, any purchases or repurchases) in the Fund shares registered in the name of, or beneficially owned by, any customer unless such customer has granted us full right, power and authority to effect such transactions on his behalf, and (b) you, the Fund, the Escrow Agent and your agents, employees and affiliates shall not be liable for, and shall be fully indemnified and held harmless by us from and against, any and all claims, demands, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees) which may be incurred by you or any of the foregoing persons entitled to indemnification from us hereunder arising out of or in connection with the execution of any transactions in Fund shares registered in the name of, or beneficially owned by, any customer in reliance upon any oral or written instructions believed to be genuine and to have been given by or on behalf of us. The indemnification agreement contained in this Paragraph 9 shall survive the termination of this Agreement.

     10. We agree that payment for orders from us for the purchase of shares will be made in accordance with the terms of the Prospectus for the Fund. On or before the settlement date of each purchase order for shares of the Fund (including the settlement date for any shares sold during any Initial Offer Period), we shall remit to an account designated by you with the Escrow Agent an amount equal to the then current public offering price of the shares of the Fund being purchased. If payment for any purchase order is not received in accordance with the terms of the Fund Prospectus, you reserve the right, without notice, to cancel the sale and hold us responsible for any loss sustained as a result thereof. Upon acceptance by the Fund of any order from us, you will pay us the sales charge in respect of such sale in accordance with the terms of the Prospectus.

     11. Certificates for shares sold hereunder shall only be issued in accordance with the terms of the Fund Prospectus upon our customers' specific request and, upon such request, shall be promptly delivered to us by the Escrow Agent unless other arrangements are made by you and us. However, in making delivery of such share certificates, the Escrow Agent shall have adequate time to confirm receipt of payment for such Fund shares.

     12. We hereby represent and warrant that: (a) we are a corporation, partnership or other entity duly organized and validly existing in good standing under the laws of the jurisdiction in which we are organized; (b) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all necessary action and all other authorizations and approvals (if any) required for our lawful execution and delivery of this Agreement and our performance hereunder have been obtained; and
          (c) upon execution and delivery by us, and assuming due and valid execution and delivery by you, this Agreement will constitute a valid and binding agreement, enforceable against us in accordance with its terms.

     13. We further represent and warrant that we are a member of the NASD and, with respect to any sales in the United States, we agree to abide by all of the rules and regulations of the NASD, including, without limitation, its Conduct Rules. We agree to comply with all applicable federal and state laws, rules and regulations including, without limitation, all suitability requirements applicable to our customers' share transactions. You agree to inform us, upon our request, as to the states in which you believe the shares of the Fund have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such states, but you shall have no obligation or responsibility to make shares of any Fund available for sale to our customers in any jurisdiction. We agree to notify you immediately in the event of our expulsion or suspension from the NASD. Our expulsion from the NASD will automatically terminate this Agreement immediately without notice. Our suspension from the NASD will terminate this Agreement effective immediately upon your written notice of termination to us.

     14. The names and addresses and other information concerning our customers are and shall remain our sole property, and neither you nor your affiliates shall use such names, addresses or other information for any purpose except in connection with the performance of your duties and responsibilities hereunder and except for servicing and informational mailings relating to the Fund. Notwithstanding the foregoing, this Paragraph 14 shall not prohibit you or any of your affiliates from utilizing for any purpose the names, addresses or other information concerning any of our customers if such names, addresses or other information are obtained in any manner other than from us pursuant to this Agreement. The provisions of this Paragraph 14 shall survive the termination of this Agreement.

     15. We have policies and procedures in place in order to comply with our obligations under the provisions of the International Money Laundering Abatement Act, the USA PATRIOT Act, the Bank Secrecy Act ("BSA") and any other anti-money laundering law, rule or regulation applicable to us as a financial institution under the BSA, or otherwise. Subject to legal restrictions, we will, upon your request, promptly provide to you or the Fund evidence of those policies and procedures and our compliance therewith and/or evidence establishing the identities and sources of funds for each purchase of shares of the Fund.

     16. Neither this Agreement nor the performance of the services of the respective parties hereunder shall be considered to constitute an exclusive arrangement, or to create a partnership, association or joint venture between you and us. Neither party hereto shall be, act as, or represent itself as, the agent or representative of the other, nor shall either party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name of, or on behalf of the other party. This Agreement is not intended to, and shall not, create any rights against either party hereto by any third party solely on account of this Agreement. Neither party hereto shall use the name of the other party in any manner without the other party's prior consent, except as required by any applicable federal or state law, rule or regulation, and except pursuant to any promotional programs mutually agreed upon in writing by the parties hereto.

     17. Except as otherwise specifically provided herein, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid, registered or certified United States first class mail, return receipt requested, or by telex, telegram or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to you shall be given or sent to you at your offices located at 800 Third Avenue, New York, New York 10022 and all notices to us shall be given or sent to us at our address shown below.

     18. This Agreement shall become effective only when accepted and signed by you, and may be terminated immediately, without prior notice, by either party. This Agreement may be amended only by a written instrument signed by both parties hereto and may not be assigned by either party without the prior written consent of the other party. This Agreement constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes any and all prior agreements between the parties relating to said subject matter.

     19. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS.

                                 Very truly yours,

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                                 Name of Selling Agent (please print or type)

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                                 CRD #

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                                 Address

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                                 City              State            Zip Code

                                 By:
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                                    Authorized Officer (please print or type)

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                                 Signature

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                                 Title

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                                 Date

Note: Please sign and return all copies of this Agreement to ASSET ALLIANCE INVESTMENT SERVICES, INC. Upon acceptance, one countersigned copy will be returned to you for your files.

Accepted:                        ASSET ALLIANCE INVESTMENT
                                 SERVICES, INC.

                                 By:
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                                     Authorized Officer

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                                 Signature

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